    Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-166124) pertaining to Rockland Trust Company Employee Savings, Profit Sharing and Stock Ownership Plan of our report dated June 24, 2025, with respect to the financial statements and schedule of Rockland Trust Company Employee Savings, Profit Sharing and Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Boston, Massachusetts
June 24, 2025